UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

For Registration of Certain Classes of Securities Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

HIGHLAND BUSINESS SERVICES, INC.

(Exact name of registrant as specified in its charter)

NEVADA	26-1607874
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

15202 N. 8th Drive
Phoenix, AZ	85023
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

NAME OF EACH EXCHANGE ON
TITLE OF EACH CLASS TO BE	WHICH EACH CLASS IS TO BE
SO REGISTERED	REGISTERED

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: ☒

Securities Act Registration Statement file number to which this form relates: 333-153737

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.  Description of Registrant’s Securities to be Registered.

A description of the common stock, par value $0.001 per share (the “Common Stock”), of Highland Business Services, Inc, a Nevada corporation (the “Registrant”), is set forth under the caption “Description of Capital Stock” in the prospectus constituting a part of the Registrant’s Registration Statement on Form S-1 (Registration No. 333-153737), filed with the Securities and Exchange Commission on September 30, 2008, which description is incorporated herein by reference. The description of the Common Stock included in any form of prospectus subsequently filed by the Registrant pursuant to Section 424(b) of the Securities Act of 1933, as amended, shall also be deemed to be incorporated herein by reference.

Item 2.  Exhibits.

The following exhibits required to be filed by this item are either filed herewith or, pursuant to Rule 12b-32 of the Securities Act, incorporated herein by reference to the exhibits filed by the registrant with the Registration Statement:

Exhibit No.	Exhibit Description
3.1	Certificate of Incorporation of Registrant. Incorporated herein by reference to Exhibit 3.1 of the Registration Statement on Form S-1, filed September 30, 2008.

3.2	Certificate of Amendment to Articles of Incorporation of Registrant. Incorporated herein by reference to Exhibit 3.2 of the Registration Statement on Form S-1, filed September 30, 2008.

3.3	By-Laws of Registrant. Incorporated herein by reference to Exhibit 3.3 of the Registration Statement on Form S-1, filed September 30, 2008.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Highland Business Services, Inc

Date: February 24, 2010

By:	/s/ Rodger D. Spainhower, Sr.
Rodger D. Spainhower, Sr.
Chief Executive Officer